UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 24, 2016
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UCP, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	1-36001 (Commission File Number)	90-0978085 (I.R.S. Employer Identification No.)

	99 Almaden Boulevard Suite 400 San Jose, California (Address of principal executive offices)	95113 (Zip code)

(408) 207-9499
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

UCP, Inc. announced that UCP, LLC, its primary operating subsidiary, and UCP Finance Corp., a wholly-owned finance subsidiary, have withdrawn their previously announced private offering of $200.0 million aggregate principal amount of their Senior Notes due 2021 in light of challenged market conditions.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws regarding our financing sources and balance sheet. These forward-looking statements can be identified by the use of words such as “intends,” “committed” or other similar expressions. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, including, but not limited to, those described in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, as may be updated from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), all of which are available free of charge on the SEC’s website at www.sec.gov.

Any forward-looking statement made by the Company herein speaks only as of the date hereof. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2016 UCP, Inc.

By:	/s/ James M. Pirrello
Name:    James M. Pirrello

Title:	Chief Financial Officer, Chief Accounting Officer & Treasurer